Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-124798) of WCI Communities, Inc. Shelf Registration for Debt Securities, Shares of Preferred Stock or Shares of Common Stock,

(2) Registration Statement (Form S-8 No. 333-100333) of WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-118573) of WCI Communities, Inc. 2004 Stock Incentive Plan, and

(4) Registration Statement (Form S-8 No. 333-136656) of WCI Communities, Inc. Amended and Restated 1998 Non-Employee Director Stock Incentive Plan;

of our reports dated March 17, 2008, with respect to the consolidated financial statements of WCI Communities, Inc., and the effectiveness of internal control over financial reporting of WCI Communities, Inc., included in this Annual Report (Form 10-K) of WCI Communities, Inc. for the year ended December 31, 2007.

March 17, 2008	/s/ Ernst & Young LLP
Miami, Florida	Certified Public Accountants